Execution Copy

                             STOCKHOLDERS' AGREEMENT


     This is a STOCKHOLDERS' AGREEMENT ("Agreement"), dated December 22, 1998, among GALILEO CORPORATION, a Delaware corporation (the "Company"), ANDLINGER CAPITAL XIII LLC, a Connecticut limited liability company ("Investor"), JOHN F. BLAIS, JR. ("Blais") and W. KIP SPEYER ("Speyer") (Blais, Speyer and Investor are sometimes referred to hereinafter individually as a "Stockholder" and collectively as the "Stockholders").

                                   Background

     A. The Company and the Investor have entered into a Securities Purchase Agreement dated the date hereof (the "Stock Purchase Agreement") pursuant to which, among other things, the Company will sell to the Investor, and the Investor will purchase from the Company, certain Shares of and Warrants for Common Stock of the Company, as such terms are defined in, and upon the terms and subject to the conditions set forth in, the Stock Purchase Agreement.

     B. The Stockholders wish to enter into this Agreement to set forth, among other things, certain limitations with respect to their ownership and transfer of Securities upon the terms and subject to the conditions set forth herein.

                                      Terms

     In consideration of the promises, covenants and agreements set forth herein and in the Stock Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto, intending to be legally bound hereby, agrees as follows:

                                     1. Term

     1.1 Term. This Agreement shall become effective concurrently with the closing of the transactions contemplated by the Stock Purchase Agreement and shall remain in effect for a period of three years thereafter (such period being the "Term").

                                  2. Covenants

     2.1 Covenants. During the Term, without the prior written consent of each of the other Stockholders party hereto, no Stockholder or any Permitted Transferee of such Stockholder shall Transfer any Securities, except

          (a) pursuant to a bona fide underwritten public offering registered under the Securities Act which provides for a widely distributed public offering;

          (b) pursuant to transactions involving Securities registered under the Securities Act pursuant to "demand" or "piggyback" registration rights under the Registration Rights Agreement;

          (c) to a Permitted Transferee;

          (d) during each fiscal quarter of the Company, Blais and his Permitted Transferees may (i) Transfer in the aggregate up to 75,000 shares of Common Stock in one or more transactions and (ii) pledge in the aggregate up to an additional 50,000 shares of Common Stock in one or more pledges provided, that
(A) the pledgee is either reasonably satisfactory to the Company or a financial institution, (B) the obligations secured by such pledge provide for full recourse against Blais and (C) if at any time Blais defaults on any obligation secured by a pledge of Common Stock of the Company, then upon and following such default and until such default is cured or waived, Blais may no longer pledge shares of Common Stock pursuant to this clause (ii) and the aggregate number of shares of Common Stock that may be Transferred pursuant to clause (i) above shall be reduced to 50,000 per fiscal quarter of the Company;

          (e) during each fiscal quarter of the Company, Speyer and his Permitted Transferees may Transfer an aggregate of up to 10,000 shares of Common Stock in one or more transactions;

          (f) pursuant to a tender offer made to all the holders of the Company's Common Stock; and

          (g) pursuant to any transaction duly approved by the stockholders of the Company.

          The number of shares permitted to be Transferred or pledged pursuant to paragraphs (d) and (e) shall in each case be adjusted to take into account the pro rata effect of stock dividends, stock distributions, stock splits, reverse stock splits, stock combinations, recapitalizations, reclassifications, subdivisions, conversions or similar transactions in respect of Common Stock.

     2.2 Certain Transferees To Be Bound. No Stockholder or Permitted Transferee may effect any Transfer to a Permitted Transferee unless such Permitted Transferee executes an agreement pursuant to which such Permitted Transferee agrees to be bound by the terms and provisions of this Agreement applicable to the transferor. Any purported Transfer in violation of this Section 2.2 shall be null and void and of no force and effect and the purported transferee shall have no rights or privileges in or with respect to the Company. The Company shall not register or record or permit a transfer agent to register or record on the stock record books of the Company any purported Transfer to a Permitted Transferee unless and until it has received evidence that such Transfer and the parties thereto have complied with this Section 2.2. In no event shall any Transferee of Securities other than a Transferee pursuant to Section 2.1(c) be subject to this
Section 2.2.

     2.3 Other Restrictions May Apply. Each Stockholder (and Permitted Transferee who becomes subject to this Agreement) acknowledges that the restrictions set forth herein are in furtherance and not in limitation of any other restrictions that may be imposed by the Securities Act, the Exchange Act or other U.S. federal securities laws and the rules and regulations thereunder, state securities laws and the rules and regulations thereunder, any other governmental authority or any rules and regulations of The Nasdaq Stock Market, Inc. or the National Association of Securities Dealers, Inc.

                                 3. Definitions.

     For purposes of this Agreement, the following terms shall have the following meanings:

     3.1 Affiliate. An "Affiliate" of a person shall have the meaning set forth in Rule 12b-2 of the Exchange Act as in effect on the date hereof and, in addition, shall include "Associates" (as defined in Rule 12b-2 of the Exchange Act as in effect on the date hereof) of such Person and its Affiliates.

     3.2 Common Stock. "Common Stock" means the common stock, par value $.01 per share, of the Company.

     3.3 Exchange Act. "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder as in effect from time to time.

     3.4 Permitted Transferee. "Permitted Transferee" means

          (a) in the case of Blais or any Permitted Transferee of Blais, (i) Blais's spouse or children or grandchildren (in each case, natural or adopted) or any trust for the sole benefit of Blais or Blais's spouse or children or grandchildren (in each case, natural or adopted) and (ii) the heirs, executors, administrators or personal representatives upon the death of Blais or upon the incompetency or disability of Blais for purposes of the protection and management of his assets;

          (b) in the case of Speyer or any Permitted Transferee of Speyer, (i) Speyer's spouse or children or grandchildren (in each case, natural or adopted) or any trust for the sole benefit of Speyer or Speyer's spouse or children or grandchildren (in each case, natural or adopted) and (ii) the heirs, executors, administrators or personal representatives upon the death of Speyer or upon the incompetency or disability of Speyer for purposes of the protection and management of his assets;

          (c) in the case of Investor or any  Permitted  Transferee of Investor,
(i) the members of Investor, (ii) the spouse or children or grandchildren (in each case, natural or adopted) or any trust for the sole benefit of the spouse or children or grandchildren (in each case, natural or adopted) of any member of Investor, (iii) the heirs, executors, administrators or personal representatives upon the death of any member of Investor or upon the incompetency or disability of any member of Investor for purposes of the protection and management of the assets of such member; and (iv) any Affiliate of Investor or its members.

     3.5 Person. "Person" means any natural person, group, corporation, limited liability company, partnership, business association, trust, firm, government or agency or political subdivision thereof, or other entity of whatever nature.

     3.6 Registration Rights Agreement. "Registration Rights Agreement" means the Registration Rights Agreement dated the date hereof among the Company and the Stockholders.

     3.7 Securities. "Securities" means the shares of Common Stock held by any party hereto and all other securities of the Company (or a successor to the Company) received on account of ownership of such shares of Common Stock, including all securities issued in connection with any stock dividend, stock distribution, stock split, reverse stock split, stock combination, recapitalization, reclassification, subdivision, conversion or similar transaction in respect thereof, but excluding any securities received on account of such ownership in any merger or consolidation.

     3.8 Securities Act. "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder as in effect from time to time.

     3.9 Transfer. "Transfer" means the making of any sale, exchange, assignment, hypothecation, gift, security interest, pledge or other encumbrance, or any contract therefor, any voting trust or other agreement or arrangement with respect to the transfer of voting rights or any other beneficial interest in any of the Securities, the creation of any other claim thereto or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in or to such Securities.

                                4. Miscellaneous

     4.1 Legends. Each certificate or instrument representing Securities subject to the terms of this Agreement will bear the following legends in addition to any other legend required by law:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS' AGREEMENT AMONG THE COMPANY AND THE HOLDERS SPECIFIED THEREIN, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THE SECURITIES ARE TRANSFERABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.

     4.2 Governing Law; Severability. This Agreement shall be governed by the laws of the State of Delaware without giving effect to conflicts of law principles thereof. If any provision of this Agreement shall be declared invalid or unenforceable by a court of competent jurisdiction, the remaining provisions hereof shall remain valid and shall continue in effect.

     4.3 Binding Effect on Successor. This Agreement shall be binding upon and inure to the benefit of the Company and the Stockholders, and to their respective successors and permitted assigns, including any successors to the Company or the Stockholders or their businesses or assets as the result of any merger, consolidation, reorganization, transfer of assets or otherwise, and any subsequent successor thereto, without the execution or filing of any instrument or the performance of any act.

     4.4 Specific Performance. The Stockholders and the Company acknowledge and agree that irreparable injury to the other party would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be compensable in damages. It is accordingly agreed that each part hereto (the "Moving Party") shall be entitled to specific enforcement of, and injunctive relief to prevent any violation of the terms hereof, and the other parties hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. The parties further agree that no bond shall be required as a condition to the granting of any such relief.

     4.5 No Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     4.6 Entire Agreement; Amendments. This Agreement, together with the Stock Purchase Agreement and other agreements entered into in connection herewith and therewith, constitute the entire understanding of the parties with respect to the subject matter hereof and thereof. This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or assigns.

     4.7 Headings. The section headings contained in the Agreement are for reference purposes only and shall not effect in any way the meaning or interpretation of this Agreement.

     4.8 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by hand delivery, facsimile, mail (registered or certified, postage prepaid, return receipt requested) or recognized express carrier or delivery service to the respective parties as follows:

                   If to the Company, to:

                                Galileo Corporation
                                Galileo Park
                                P.O. Box 550
                                Sturbridge, MA 01566-0550
                                Attention:  President
                                Fax: 508-347-2270

                                with a copy to:

                                Palmer & Dodge LLP
                                One Beacon Street
                                Boston, MA 02108
                                Attention: David R. Pokross, Jr., Esq.
                                Fax: 617-227-4420

                                if to Investor, to:

                                Andlinger Capital XIII LLC
                                c/o Andlinger & Company, Inc.
                                303 South Broadway, Suite 229
                                Tarrytown, NY 10591
                                Attention: Stephen A. Magida
                                Fax: 914-332-4977

                                with a required copy to:

                                Dechert Price & Rhoads
                                30 Rockefeller Plaza
                                New York, NY 10112
                                Attention:  Paul Gluck, Esq.
                                Fax:  212-698-3599

                                If to Blais, to:

                                John F. Blais, Jr.
                                Optical Filter Corporation
                                Two Mercer Road
                                Natick, MA 01760
                                Fax:  508-613-0729

                                If to Speyer, to:

                                W. Kip Speyer
                                Leisegang Medical, Inc.
                                6401 Congress Avenue
                                Boca Raton, FL 33487
                                Fax:  561-997-1645


or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     4.9 Further Assurances. From time to time on and after the date hereof, the Company and the Stockholders, as the case may be, shall deliver or cause to be delivered to the other party hereto such further documents and instruments and shall do and cause to be done such further acts as the other party hereto shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure that it is protected in acting hereunder.

     4.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same instrument.

     4.11 IN WITNESS WHEREOF, the Company and the Stockholders have executed this Agreement, or have caused this Agreement to be executed by duly authorized officers, as of the day and year first above written.

                                             GALILEO CORPORATION


                                             By: /s/ W. Kip Speyer
                                                 -----------------
                                                   Name:  W. Kip Speyer
                                                   Title: President


                                             ANDLINGER CAPITAL XIII LLC


                                             By: /s/ Stephen A. Magida
                                                 ---------------------
                                                   Stephen A. Magida
                                                   Title: Manager



                                                  /s/ John F. Blais, Jr.
                                                  ----------------------
                                                  John F. Blais, Jr.



                                                  /s/ W. Kip Speyer
                                                  -----------------
                                                  W. Kip Speyer